Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Sony Corporation (Sony Kabushiki Kaisha)

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-11756, 333-13334, 333-14150, 333-85348, 333-104172, 333-114158 and 333-123687) of Sony Corporation of our report dated May 27, 2005 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 20-F.

/s/ ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan
June 20, 2005